                                                                   Exhibit 10.4








                              STOCKHOLDER AGREEMENT


                                      Among

                         DREAMWORKS ANIMATION SKG, INC.,

                                 [HOLDCO LLLP],

                          M&J K B LIMITED PARTNERSHIP,

                        M&J K DREAM LIMITED PARTNERSHIP,

                              THE JK ANNUITY TRUST,

                              THE MK ANNUITY TRUST,

                       KATZENBERG 1994 IRREVOCABLE TRUST,

                                  DG-DW, L.P.,

                             DW INVESTMENT II, INC.,

                               JEFFREY KATZENBERG,

                                  David Geffen

                                       and

                                   Paul Allen




                          Dated As Of October [ ], 2004

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                 ARTICLE I

                                Definitions

Section 1.01.  Certain Defined Terms..........................................2
Section 1.02.  Other Definitional Provisions..................................7

                                ARTICLE II

                           Corporate Governance

Section 2.01.  Proxy Statement................................................7
Section 2.02.  Class C Director...............................................7
Section 2.03.  Board Composition..............................................8
Section 2.04.  Certain Actions...............................................10

                                ARTICLE III

                            Transfer of Shares

Section 3.01.  Restrictions on Transfer by the Vulcan Stockholders...........10
Section 3.02.  Agreement to Convert..........................................11
Section 3.03.  Permitted Transferees.........................................11
Section 3.04.  Notice of Transfer............................................11
Section 3.05.  Compliance with Transfer Provisions...........................11
Section 3.06.  Legend........................................................12

                                ARTICLE IV

                                Standstill

Section 4.01.  Limitation on Acquisitions....................................12
Section 4.02.  Other Restrictions............................................13
Section 4.03.  Exceptions to Standstill......................................15

                                 ARTICLE V

                                   Term

Section 5.01.  Term..........................................................16

                                   ARTICLE VI

                            General Provisions

Section 6.01.  Notices.......................................................16
Section 6.02.  Counterparts..................................................17
Section 6.03.  Entire Agreement; No Third Party Beneficiaries................17
Section 6.04.  Governing Law.................................................17
Section 6.05.  Severability..................................................17
Section 6.06.  Assignment; Amendments........................................18
Section 6.07.  Enforcement...................................................18
Section 6.08.  Titles and Subtitles..........................................18
Section 6.09.  Submission to Jurisdiction; Waivers...........................18

                        STOCKHOLDER AGREEMENT, dated as of October [ ], 2004,
                  among DREAMWORKS ANIMATION SKG, INC., a Delaware corporation (the "Company"), [HOLDCO] LLLP, a Delaware limited liability limited partnership ("Holdco"), M&J K B LIMITED PARTNERSHIP, a Delaware limited partnership ("M&J K B"), M&J K DREAM LIMITED PARTNERSHIP, a Delaware limited partnership ("M&J K"), THE JK ANNUITY TRUST, a [ ] grantor retained annuity trust ("JK GRAT"), THE MK ANNUITY TRUST, a [ ] grantor retained annuity trust ("MK GRAT" and, together with JK GRAT, the "M&J K GRATs"), KATZENBERG 1994 IRREVOCABLE TRUST, a [ ] irrevocable trust (the "1994 Irrevocable Trust"), DG-DW, L.P., a Delaware limited partnership ("DG-DW"), DW INVESTMENT II, INC., a Washington corporation ("DWI II"), JEFFREY KATZENBERG, DAVID GEFFEN and PAUL ALLEN.

            WHEREAS, DreamWorks L.L.C., a Delaware limited liability company ("DW"), and the Company, together with other parties, have entered into a Separation Agreement dated as of October [ ], 2004, providing for the separation of the animation business (the "Separation") from DW;

            WHEREAS, after the Separation, the Company intends to sell shares of its Class A Common Stock, par value $0.01 per share ("Class A Stock"), in a public offering (the "Offering");

            WHEREAS, immediately following the consummation of the Offering, Holdco, M&J K B, M&J K and DG-DW will own in the aggregate all of the Company's issued and outstanding Class B Common Stock, par value $0.01 per share ("Class B Stock");

            WHEREAS, immediately following the consummation of the Offering, DWI II will own the Company's issued and outstanding Class C Common Stock, par value $0.01 per share ("Class C Stock" and, together with the Class A Stock and the Class B Stock, the "Common Stock"); and

            WHEREAS, each of the parties desires to enter into this Agreement (as defined below) in order to establish certain rights and obligations of the parties and their transferees as holders of Common Stock;

            NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

Section 1.01. Certain Defined Terms. As used in this Agreement:


            "Acquisition Agreement" means an agreement to which the Company is a party providing for a merger, consolidation, share exchange, tender offer or similar transaction involving the Company or any of its subsidiaries (i) which is recommended by the Board at the time it is entered into, (ii) which is available to all holders of Common Stock and (iii) in which Equivalent Consideration (as defined in the Charter as in effect at consummation of the Offering) is offered in respect of each share of Common Stock.

            "Additional Shares" has the meaning assigned to such term in Section 3.01.

            "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled By or is Under Common Control With, such specified Person.

            "Agreement" means this Stockholder Agreement, as it may be amended, supplemented, restated or modified from time to time.

            "Beneficial Owner" or "Beneficially Own" has the meaning assigned to such term in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of Common Stock shall be calculated in accordance with the provisions of such Rule.

            "Board" means the Board of Directors of the Company.

            "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

            "By-laws" means the By-laws of the Company, as amended or restated from time to time.

            "Charter" means the Restated Certificate of Incorporation of the Company, as amended or restated from time to time.

            "Class B Holder" means any Person who shall hold of record shares of Class B Stock.

            "Class B Stockholder Agreement" means the Stockholder Agreement, dated as of October [ ], 2004, among Holdco, M&J K B, M&J K, the M&J K GRATs, the 1994 Irrevocable Trust, DG-DW, Jeffrey Katzenberg and David Geffen, as it may be amended, supplemented, restated or modified from time to time.

            "Class C Conversion Date" has the meaning assigned to such term in the Charter as in effect at consummation of the Offering.

            "Class C Director" has the meaning assigned to such term in the Charter as in effect at consummation of the Offering.

            "Control" (including the terms "Controlled By" and "Under Common Control With") has the meaning assigned to such term in the Charter as in effect at consummation of the Offering.

            "DG Designee" has the meaning assigned to such term in Section 2.03(a)(iv).

            "Director" means any member of the Board.

            "DW" has the meaning assigned to such term in the recitals hereto.

            "Estate Planning Vehicle" has the meaning assigned to such term in the Charter as in effect at consummation of the Offering.

            "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

            "Family Group" means, (a) with respect to M&J K B and the Katzenberg Stockholders, Jeffrey Katzenberg, any Estate Planning Vehicle that is Controlled By either Jeffrey Katzenberg or David Geffen and any other Person that is Controlled By Jeffrey Katzenberg, in each case, so long as such Person continues to be so Controlled and (b) with respect to DG-DW and the Geffen Stockholders, David Geffen and any other Person that is Controlled By David Geffen, in each case, so long as such Person continues to be so Controlled.

            "Final Allocation" has the meaning assigned to such term in the Holdco LLLP Agreement as in effect at consummation of the Offering.


            "Formation Agreement" means the Formation Agreement, dated as of October [ ] , 2004, among the Company, DW, Holdco, General Electric Company, NBC Universal, Inc., CJ Corp., Steven Spielberg, Jeffrey Katzenberg, David Geffen, Paul Allen and the Holdco partners party thereto, as it may be amended, supplemented, restated or modified from time to time.


            "Geffen Stockholders" means DG-DW and any other Family Group member of DG-DW that becomes a Class B Holder, in each case, for so long as it is both a Class B Holder and a Family Group member.

            "Group" has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

            "Holdco Contribution" has the meaning set forth in the Formation Agreement.

            "Holdco LLLP Agreement" means the limited liability limited partnership agreement of Holdco, dated as of October [ ], 2004, as it may be amended, supplemented, restated or modified from time to time.

            "Independent Director" means a Director who qualifies as an "independent director" of the Company under (a) NYSE Rule 303A(2), as such Rule may be amended, supplemented or replaced from time to time or (b) if the Class A Stock is not listed for quotation on the NYSE, any comparable rule or regulation of the primary securities exchange or quotation system on which the Class A Stock is listed or quoted.

            "Involuntary Conversion" means a conversion pursuant to Section 2(f)(vii) of Article IV of the Charter which results from the death of a Principal or a judgment of a governmental entity or other involuntary action.

            "JK Designee" has the meaning assigned to such term in Section 2.03(a)(iii).

            "Katzenberg Stockholders" means M&J K B, M&J K and any other Family Group member of M&J K B that becomes a Class B Holder, in each case, for so long as it is both a Class B Holder and a Family Group member.

            "KG Termination Date" means the first date after the Final Allocation on which the shares of Common Stock held of record by the Katzenberg Stockholders and the Geffen Stockholders, including shares held of record by [Holdco] LLLP on behalf of the Katzenberg Stockholders and the Geffen Stockholders, represent less than 32.5% of the total Voting Power of the outstanding Voting Stock (each as defined in the Charter as in effect at consummation of the Offering) of the Company.

            "NYSE" means The New York Stock Exchange, Inc.

            "Original Non-Capital Shares" means the shares of Common Stock held of record by the Vulcan Stockholders immediately after the Final Allocation, including shares held of record by [Holdco] LLLP on behalf of the Vulcan Stockholders, which are in excess of the shares of Common Stock that are required to reduce DWI II's Unreturned DreamWorks Capital (as defined in the Holdco LLLP Agreement) at that time to zero (based on the final valuation of shares in the Final Allocation).

            "Permitted Pledge" means a bona fide pledge of Common Stock to a financial institution to secure bona fide recourse borrowings so long as (i) the pledgor notifies the Company and each Class B Holder of its intention to enter into such pledge at least 5 days prior thereto, (ii) the pledgor retains the sole right to vote and act by written consent with respect to the pledged Common Stock and (iii) in the case of a pledge of Class B Stock, the pledgee agrees in writing with the pledgor in an agreement that expressly provides that (w) each Principal Holder is a third party beneficiary thereof, entitled to enforce such agreement directly against the pledgee, (x) such agreement cannot be amended or modified without the prior written consent of each Principal Holder, (y) any Transfer of the pledged Common Stock (by foreclosure, by operation of law or otherwise) shall first be subject to the right of first offer provisions of the Class B Stockholder Agreement and (z) if any such right of first offer is exercised, the pledgee shall release its lien on the pledged Common Stock upon payment of the purchase price therefor directly to the pledgee (it being agreed that each Class B Holder who pledges any Class B Stock hereby authorizes payment in such manner), regardless of whether the purchase price is sufficient to discharge the debt secured by the pledge.

            "Permitted Transfer" means (i) the entry into an agreement to vote, consent, grant a proxy or power of attorney or the execution of a written consent, proxy or power of attorney, in each case, in favor of any Person that has entered into an Acquisition Agreement providing for shares of Common Stock to be voted in favor of or consenting to the transactions contemplated in the Acquisition Agreement and against actions that would frustrate or prevent such transactions, (ii) the entry into a contract, option or other arrangement or understanding with any Person that has entered into an Acquisition Agreement providing for an option to purchase shares of Common Stock or a profit-sharing relating to the sale of shares of Common Stock, provided, however, that the consummation of any such option or profit-sharing shall not constitute a Permitted Transfer, (iii) the delivery of a revocable proxy or a written consent to (A) the Chief Executive Officer or other officer specified by the Company or (B) a Principal Holder in connection with a proxy or consent solicitation by a Principal Holder or in which a Principal Holder is a participant, (iv) the pledge of the Pledged Common Stock pursuant to the Pledge Documents and any Pledged Share Event and (v) a Permitted Pledge.

            "Person" has the meaning assigned to such term in the Charter (as modified in Section 2(f) of Article IV thereof) as in effect at consummation of the Offering.

            "Pledge Documents" means [      ].

            "Pledged Common Stock" means, at any time, the shares of Common Stock then pledged as collateral for the Revolving Credit Facility.

            "Pledged Share Event" means, with respect to any pledgor of Pledged Common Stock, a conversion and Transfer of shares of Pledged Common Stock pursuant to a foreclosure under the applicable pledge agreement between such pledgor and the lenders under the Revolving Credit Facility.

            "Principal" means either of Jeffrey Katzenberg and David Geffen.

            "Principal Holder" means any Person other than Holdco, for so long as (i) such Person shall hold of record shares of Class B Stock and is not required to convert all of such shares into Class A Stock under this Agreement and (ii) such Person is either a Principal or one or more Principals shall Control such Person.

            "Revolving Credit Facility" means the revolving credit facility, dated as of October [ ], 2004, among DW and the lenders party thereto (or any refinancing thereof that does not extend the term thereof).

            "SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

            "Securities Act" means the U.S. Securities Act of 1933, as amended. "Separation Date" has the meaning assigned to such term in the Separation Agreement.

            "Stockholders" has the meaning assigned to such term in Section 2.03(b).

            "Threshold Date" means the first date on which the total number of outstanding shares of Class B Stock is less than 50% of the number of shares of Class B Stock outstanding immediately following the Final Allocation and the conversion in respect thereof pursuant to Section 7.06(a) of the Holdco LLLP Agreement (excluding in each case any conversion of Pledged Common Stock pursuant to a Pledged Share Event), as such 50% number may be adjusted from time to time to take into account any stock split, reverse stock split, stock dividend or similar transaction; provided, that the Threshold Date shall not occur as a result of an Involuntary Conversion unless the special call right set forth in Section 2.04 of the Class B Stockholder Agreement is not exercised within the time period provided therein or the purchase in respect thereof is not consummated within the time period provided in the Charter as in effect at consummation of the Offering.

            "Threshold Number" means, with respect to (i) the Katzenberg Stockholders, 50% of the number of shares of Class B Stock held of record by the Katzenberg Stockholders, including shares held of record by [Holdco] LLLP and allocated to the Katzenberg Stockholders in the Final Allocation (but excluding any conversion of Pledged Common Stock pursuant to a Pledged Share Event), immediately following the Final Allocation; and (ii) the Geffen Stockholders, 50% of the number of shares of Class B Stock held of record by the Geffen Stockholders, including shares held of record by [Holdco] LLLP and allocated to the Geffen Stockholders in the Final Allocation (but excluding any conversion of Pledged Common Stock pursuant to a Pledged Share Event), immediately following the Final Allocation, in each case, as each such number may be adjusted from time to time to take into account any stock split, reverse stock split or stock dividend or similar transaction.

            "Transfer" means, directly or indirectly, (i) to sell, transfer, assign or similarly dispose of, whether voluntarily, involuntarily or by operation of law, (ii) to enter into an agreement (other than this Agreement, the Class B Stockholder Agreement, the Formation Agreement and the Holdco LLLP Agreement) to vote, consent, grant a proxy or power of attorney or deposit shares into a voting trust, or the execution of a written consent, the grant of a proxy or power of attorney or the deposit of shares into a voting trust or
(iii) to enter into a contract, option or other arrangement or understanding that upon consummation or foreclosure would effect a sale, transfer, assignment or similar disposition, other than, in each case, a Permitted Transfer.

            "Vulcan Party" means Paul Allen, the Vulcan Stockholders and their respective Affiliates.

            "Vulcan Permitted Transferee" means Paul Allen and any Person that is Controlled By Paul Allen, so long as such Person continues to be Controlled By Paul Allen, or any bona fide employee equity incentive plan of Vulcan Inc. or any of its Affiliates (provided, that any Transfer of Common Stock to any such plan is not intended to circumvent any restriction in this Agreement).

            "Vulcan Stockholders" means DWI II and any Vulcan Permitted Transferee, in each case for so long as such Person shall both hold of record shares of Common Stock and be a Vulcan Permitted Transferee.

            Section 1.02. Other Definitional Provisions. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

            (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II

                              Corporate Governance

            Section 2.01. Proxy Statement. The Company agrees to use its best efforts to cause (i) the individuals designated in accordance with Section 2.03 as the JK Designee and the DG Designee and (ii) the individual designated as the Class C Director in accordance with the Charter to be included in management's slate of nominees and as such, each such designee shall be included in the proxy statement prepared by management of the Company in respect of the applicable annual meeting or other applicable vote or action by written consent with respect to the election of Directors, whether or not the notice required by
Section 2.03(d) (in respect of the JK Designee and the DG Designee) or by
Section 2.02(c) (in respect of the Class C Director designee) complies with
Section 8 of Article II of the Company's By-laws.

            Section 2.02. Class C Director. (a) Commencing on the first date on which the holder of Class C Stock may elect the Class C Director under the Charter, each Vulcan Stockholder agrees to vote or act by written consent with respect to (or cause to be voted or acted upon by written consent) all Class C Stock then held of record by such Vulcan Stockholder solely in favor of Paul Allen as the Class C Director; provided, however, that if in Paul Allen's reasonable determination (i) he is not able to serve as the Class C Director or
(ii) serving as the Class C Director would cause him any economic detriment, then each Vulcan Stockholder agrees to vote or act by written consent with respect to (or cause to be voted or acted upon by written consent) all Class C Stock then held of record by such Vulcan Stockholder solely in favor of a replacement Class C Director and each subsequent Class C Director identified by the Vulcan Stockholders to the Company in writing. The Vulcan Stockholders agree to consult with the then Chairman of the Company's Board regarding the identity and credentials of the replacement Class C Director prior to the election of such individual as a Board member (it being understood that the Vulcan Stockholders shall have the sole and exclusive right to select the individual who will serve as the replacement Class C Director and each subsequent Class C Director).

            (b) Each Class B Holder, each Vulcan Stockholder and the Company agree to take all reasonable actions (including, to the extent necessary, calling a special meeting of the Board and/or Company stockholders) in order to ensure that the composition of the Board is as set forth in Section 2.03(a) (including taking all reasonable actions to cause any replacement Class C Director designated by the Vulcan Stockholders in accordance with Section 2.02(a) and the Charter to fill any vacancy in the office of the Class C Director as promptly as practicable).

            (c) Unless Paul Allen will be the Class C Director designee, at least 60 days before each annual meeting of stockholders of the Company, and at least five days before any other stockholder vote or action by written consent with respect to the election of Directors, DWI II shall notify the Company and each other party hereto in writing of the individual who will be the Class C Director designee.

            Section 2.03. Board Composition. (a) The Board shall consist of a number of Directors determined in accordance with the Charter, and shall be composed as follows:

            (i) the Chief Executive Officer of the Company;

            (ii) the Class C Director (if any shares of Class C Stock are issued and outstanding) in accordance with the Charter;

            (iii) for so long as any Katzenberg Stockholder shall be a Principal Holder, one individual designated for election to the Board by the Katzenberg Stockholders (the "JK Designee"); provided, however, that for so long as Jeffrey Katzenberg shall be the Chief Executive Officer of the Company and a Director, he shall be deemed to be the JK Designee;

            (iv) for so long as any Geffen Stockholder shall be a Principal Holder, one individual designated for election to the Board by the Geffen Stockholders (the "DG Designee"); and

            (v) such number of individuals selected by the Nominating and Corporate Governance Committee (or, in the event of any vacancy in the office of Director as a result of a vote or action of the Stockholders (as defined below) pursuant to the second proviso to Section 2.03(b), then as selected in accordance with the second sentence of Section 2.03(c)) for nomination to the Board as shall bring the total number of designees and nominees pursuant to this Section 2.03(a) to the number of Directors that constitute the "entire Board" (as defined in the Charter, but subject to any rights of holders of Preferred Stock (as defined in the Charter) to elect additional Directors under specified circumstances); provided, however, that at all times following the first anniversary of the listing of the Class A Stock on a national securities exchange a sufficient number of the Director-nominees nominated by the Nominating and Corporate Governance Committee shall qualify as Independent Directors so that a majority of the Board shall be Independent Directors as required by the By-laws; provided further, however, that the holder of the Class C Stock shall not be restricted from nominating, electing or maintaining a Class C Director who is determined by the Board not to be an Independent Director.

            (b) Each of Holdco, the Katzenberg Stockholders, the Geffen Stockholders and the Vulcan Stockholders (collectively, the "Stockholders") agrees to vote or act by written consent with respect to (or cause to be voted or acted upon by written consent) all shares of Common Stock then held of record by such Stockholder (x) in favor of the election to the Board of those individuals designated or nominated in accordance with Section 2.03(a) and (y) against the election to the Board of any individual not designated or nominated in accordance with

Section 2.03(a); provided, however, that at the written request of any of the Katzenberg Stockholders or the Geffen Stockholders with respect to a Director designated by such Stockholder pursuant to Section 2.03(a)(iii) or Section 2.03(a)(iv), each other Stockholder hereby agrees to vote or act by written consent with respect to (or cause to be voted or acted upon by written consent) all shares of Common Stock then held of record by such Stockholder in favor of the removal from office of such Director at any meeting or upon any action by written consent called or taken for the purpose of removing such Director from office (and, except as further provided below or in Section 2.03(e), otherwise shall not vote or act by written consent to cause the removal of the JK Designee or DG Designee, as applicable, without cause); provided further, however, that at any time, if the Principal Holder or Principal Holders that hold of record shares of Common Stock representing a majority of the total voting power of the Common Stock held of record by the Principal Holders at such time shall so direct in writing, each Stockholder hereby agrees to vote or act by written consent with respect to (or cause to be voted or acted upon by written consent) all shares of Common Stock then held of record by such Stockholder in favor of the removal from office of the applicable Director or Directors as so directed by such Principal Holders (other than, except for cause, the Class C Director) at any meeting or upon any action by written consent called or taken for the purpose of removing such Director or Directors from office and otherwise shall not vote or act by written consent to remove or cause the removal of any Director or Directors (except for cause).

            (c) In the event of any vacancy in the office of Director of the DG Designee or the JK Designee, each Stockholder agrees to vote or act by written consent with respect to (or cause to be voted or acted upon by written consent) all shares of Common Stock then held of record by such Stockholder in favor of the election to the Board of an individual designated in writing by the Geffen Stockholders or the Katzenberg Stockholders, as applicable, and against the election to the Board of any individual not designated by the Geffen Stockholders or the Katzenberg Stockholders, as applicable. In the event of any vacancy in the office of Director as a result of a vote or action of the Stockholders pursuant to the second proviso to Section 2.03(b) above (other than a vacancy in the office of the Class C Director, which vacancy shall be filled by the holder of the Class C Stock in accordance with the Charter), each Stockholder agrees to vote or act by written consent with respect to (or cause to be voted or acted upon by written consent) all shares of Common Stock then held of record by such Stockholder (x) for the filling of such vacancy as the Principal Holder or Principal Holders that hold of record shares of Common Stock representing a majority of the total voting power of the Common Stock held of record by the Principal Holders at such time shall so direct in writing, but following the composition requirements set forth in Section 2.03(a) and in the case of the filling of vacancies in offices described in Section 2.03(a)(v), after consultation with the Class C Director (if any shares of Class C Stock are issued and outstanding) and (y) against the election to the Board of any individual not so named.

            (d) At least 60 days before each annual meeting of stockholders of the Company, and at least 5 days before any other stockholder vote or action by written consent with respect to the election of Directors, the Geffen Stockholders (and the Katzenberg Stockholders if Jeffrey Katzenberg shall not then be the Chief Executive Officer of the Company) shall notify the Company and each other Stockholder in writing of such Stockholder's designee, if any, pursuant to Section 2.03(a)(iii) or Section 2.03(a)(iv), as applicable.

            (e) If the Class C Conversion Date shall have occurred, the Vulcan Stockholders shall use their best efforts to cause the Class C Director to resign from the Board as promptly as possible and in any event no later than the second day after the Class C Conversion Date. If, at any time, all of the Katzenberg Stockholders or all of the Geffen Stockholders cease to be Principal Holders (any such holder, a "Non-Controlled Holder"), such Non-Controlled Holders shall use their best efforts to cause the JK Designee or the DG Designee, as applicable, to resign from the Board as promptly as possible and in any event no later than the second day after such applicable Stockholder first ceases to be a Principal Holder; provided, however, that if the Katzenberg Stockholders shall fail to be Principal Holders at a time when Jeffrey Katzenberg is deemed to be the JK Designee by virtue of his role as Chief Executive Officer of the Company and a Director, the Katzenberg Stockholders shall not be required to comply with the provisions of this Section 2.03(e) for so long as Jeffrey Katzenberg is the Chief Executive Officer of the Company.

            (f) Actions taken by the Stockholders pursuant to and in accordance with this Agreement shall be taken solely in their capacity as stockholders of the Company and not in any capacity as a director, officer, employee, member, consultant, manager or partner, as applicable, of the Company, Holdco or DW.

            Section 2.04. Certain Actions. Prior to the Final Allocation, without the consent of each Stockholder, neither the Company nor any Stockholder will take or cause to be taken any action that would require the consent or approval of the holders of Class A Stock voting separately as a class pursuant to Section 4(b) of Article IV of the Charter.

                                  ARTICLE III

                               Transfer of Shares

            Section 3.01. Restrictions on Transfer by the Vulcan Stockholders. In the event that any Vulcan Party shall, directly or indirectly, acquire or agree to acquire by purchase or otherwise ownership of any additional shares ("Additional Shares") of Common Stock or other voting securities of the Company other than shares of Common Stock (including Pledged Common Stock) owned by any Vulcan Party, including shares held by Holdco on behalf of any Vulcan Party, immediately after the Final Allocation, then without the prior written consent of the Company, each of the Vulcan Stockholders agrees not to Transfer (other than to the Company or to any Class B Holder or to any Vulcan Permitted Transferee) any Additional Shares or Original Non-Capital Shares if the ultimate purchaser would (to such Vulcan Stockholder's knowledge after reasonable due inquiry) Beneficially Own more than 5% of the then issued and outstanding Common Stock, after giving effect to such Transfer; provided, that any Vulcan Stockholder shall be permitted to Transfer Additional Shares or Original Non-Capital Shares to (i) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended (regardless of whether Rule 144A is applicable to such Transfer), if, after giving effect to such Transfer, such "qualified institutional buyer" represents to such Vulcan Stockholder that it would be eligible to report its ownership of Common Stock on Schedule 13G pursuant to Rule 13d-1 under Section 13 of the Exchange Act (or any successor provision thereto) and (ii) any Person who, upon consummation of such Transfer, enters into (and agrees not to transfer such Common Stock except to permitted transferees that enter into) a

"standstill agreement" with the Company and the Class B Holders on the terms set forth in Article IV (or less restrictive terms that are agreed to by the Company). As a condition to any Transfer of any Common Stock by a Vulcan Stockholder to a Person Controlled by Paul Allen, such Vulcan Stockholder shall cause such transferee to comply with Section 3.03.

            Section 3.02. Agreement to Convert. Each Class B Holder (other than Holdco) agrees that from and after the Threshold Date, on the first date (the "Specified Date") that such Class B Holder together with its applicable Family Group cease to hold of record, in the aggregate, at least their Threshold Number of shares of Class B Stock, such Class B Holder (together with its applicable Family Group) (x) shall Transfer any shares of Class B Stock held of record by such Class B Holder to any other Class B Holder who (together with its applicable Family Group) at the Specified Date continues to hold of record at least such other Class B Holder's Threshold Number of shares of Class B Stock and who exercises its right of first offer, in accordance with the right of first offer provisions of the Class B Stockholder Agreement, and (y) following compliance with the right of first offer provisions of the Class B Stockholder Agreement, shall immediately convert the remaining shares of Class B Stock held of record by it (and its applicable Family Group) not so Transferred in accordance with clause (x) above to Class A Stock in accordance with the Charter; provided, however, that if any applicable Class B Holder (or Family Group member) shall fail to surrender such Class B shares for conversion as so required by the close of business on the Business Day following such compliance, the Company on behalf of such holder (or Family Group member) shall cause such conversion to occur as of such date, and each party hereto consents to treating such Class B shares as having been surrendered for conversion in accordance with
Section 2(f) of Article IV of the Charter as of such date.

            Section 3.03. Permitted Transferees. Any Vulcan Permitted Transferee and any Family Group member that becomes a record holder of Common Stock shall be subject to the terms and conditions of this Agreement. Prior to the initial acquisition of record ownership of any Common Stock by any Vulcan Permitted Transferee or Family Group member, and as a condition thereto, the transferring holder agrees to cause such Vulcan Permitted Transferee or Family Group member, as applicable, to agree in writing with the Company to be bound by the terms and conditions of this Agreement. To the extent a Vulcan Permitted Transferee or Family Group member that holds of record Common Stock ceases to qualify as a Vulcan Permitted Transferee or Family Group member, such Person shall be deemed to have Transferred the Common Stock held by it upon so ceasing to qualify and such Transfer shall be subject to the transfer restrictions of Section 3.01 of this Agreement and Section 2.01 of the Class B Stockholder Agreement, to the extent applicable to a Transfer of Common Stock.

            Section 3.04. Notice of Transfer. To the extent any party hereto other than DWI II (except in the case of a Transfer pursuant to which the restrictions in Section 3.01 apply) proposes to Transfer or shall be deemed to Transfer any Common Stock, such party shall, prior to consummation of such Transfer or deemed Transfer, deliver notice thereof to the Company stating the number (and class) of shares to be Transferred, the identity of the transferee and the manner of Transfer.

            Section 3.05. Compliance with Transfer Provisions. Any Transfer or deemed Transfer or attempted Transfer or deemed Transfer of Common Stock in violation of any provision of this Agreement or the Class B Stockholder Agreement shall be void, and the Company shall not record such Transfer or deemed Transfer on its books or treat any purported transferee of such Common Stock as the owner of such Common Stock for any purpose.

            Section 3.06. Legend. (a) During the term of this Agreement, each certificate evidencing Class C Stock held of record or Beneficially Owned by a Vulcan Stockholder and each certificate evidencing Class B Stock held of record or Beneficially Owned by a Class B Holder shall bear the following legend (and, in the case of Class B Stock, the legend set forth in Section 2.08 of the Class B Stockholder Agreement):

            "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS OF A STOCKHOLDER AGREEMENT, DATED AS OF OCTOBER [ ], 2004, AMONG DREAMWORKS ANIMATION SKG, INC., [HOLDCO] LLLP, M&J K B LIMITED PARTNERSHIP, M&J K DREAM LIMITED PARTNERSHIP, THE JK ANNUITY TRUST, THE MK ANNUITY TRUST, KATZENBERG 1994 IRREVOCABLE TRUST, DG-DW, L.P., DW INVESTMENT II, INC., JEFFREY KATZENBERG, DAVID GEFFEN AND PAUL ALLEN. A COPY OF SUCH STOCKHOLDER AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF DREAMWORKS ANIMATION SKG, INC. AT Grandview Building, 1000 Flower Street, Glendale, California 91201."

            (a) Upon a Person ceasing to have rights and obligations under this Agreement pursuant to the terms hereof or upon termination of this Agreement (or the Class B Stockholder Agreement, as applicable), such Person may surrender to the Company any certificates held of record by such Person and bearing the legend set forth in Section 3.06(a) (or in Section 2.08 of the Class B Stockholder Agreement, as applicable), and upon surrender of such certificates, the Company shall reissue such certificates without such legend.

                                   ARTICLE IV

                                   Standstill

            Section 4.01. Limitation on Acquisitions. Each of Paul Allen and each Vulcan Stockholder covenants and agrees with the Company and each Principal Holder that they (x) shall not, (y) shall cause each of their respective Affiliates Controlled By any of them (other than any such Affiliate that is listed on a national securities exchange) not to and (z) shall use their reasonable best efforts to cause each of their respective Affiliates not Controlled By any of them (other than any such Affiliate that is listed on a national securities exchange) not to, in each case, prior to the earlier of (i) the fifth anniversary of the date of this Agreement and (ii) the KG Termination Date, directly or indirectly, acquire, or agree to acquire, by purchase or otherwise (including by purchasing or otherwise acquiring or entering into a call transaction or engaging in any similar transaction, including any constructive purchase or call or hedging, derivative or other transaction with the same or similar effect), ownership of any additional shares of Common Stock or other voting securities of the Company (except such shares of Common Stock (including shares of Pledged Common Stock) received pursuant to the Formation Agreement or the Holdco LLLP Agreement or by way of stock dividends, stock reclassifications or other distributions made to holders of Common Stock generally); provided, that Paul Allen and the Vulcan Stockholders shall be permitted to acquire, or agree to acquire, by purchase or otherwise (including by purchasing or otherwise acquiring or entering into a call transaction or engaging in any similar transaction, including any constructive purchase or call or hedging, derivative or other transaction with the same or similar effect), Beneficial Ownership of additional shares of Common Stock or other voting securities of the Company so long as the percentage of the aggregate number of shares of Common Stock and other voting securities of the Company owned by Paul Allen, the Vulcan Stockholders and their respective Affiliates (other than any such Affiliate that is listed on a national securities exchange) does not exceed the greater of (x) 33% of the outstanding shares of Common Stock and other voting securities of the Company and (y) such percentage of the number of such outstanding shares of Common Stock or other voting securities owned by all of the Class B Holders in the aggregate, it being understood that in no event shall Paul Allen or any Vulcan Stockholder be in breach of this Section 4.01 or be required to sell or otherwise dispose of any shares of Common Stock or other voting securities of the Company solely because of a decrease in the percentage described in clause
(y) above. Each of Paul Allen and each Vulcan Stockholder covenants and agrees with the Company and each Principal Holder that they shall not cause any of their respective Affiliates that are listed on a national securities exchange to take any of the actions prohibited by this Section 4.01 and will not vote any securities of any such Affiliate in favor of the taking of such actions (in each case, as if this Section 4.01 applied to such Affiliates).

            Section 4.02. Other Restrictions. Each of Paul Allen and each Vulcan Stockholder covenants and agrees with the Company that they (x) shall not, (y) shall cause each of their respective Affiliates Controlled By any of them (other than any such Affiliate that is listed on a national securities exchange) not to and (z) shall use their reasonable best efforts to cause each of their respective Affiliates not Controlled By any of them (other than any such Affiliate that is listed on a national securities exchange) not to, in each case, prior to the earlier of (i) the fifth anniversary of the date of this Agreement and (ii) the KG Termination Date, directly or indirectly, alone or in concert with others, unless specifically requested in writing by a Principal Holder or by a resolution of a majority of the Directors or pursuant to a transaction (x) in which the Company has entered into a definitive agreement or
(y) the Board has recommended in favor of, take any of the actions set forth below (or take any action that would require the Company to make an announcement regarding any of the following):

            (a) effect, seek, offer, engage in, propose (whether publicly or otherwise) or cause or participate in, or assist any other Person to effect, seek, engage in, offer or propose (whether publicly or otherwise) or participate in:

            (i) any tender or exchange offer, merger, consolidation, share exchange, business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or any material portion of its or their business or any purchase of all or any substantial part of the assets of the Company or any of its subsidiaries or any material portion of its or their business; or

            (ii) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in
      Section 14a-1(1)(2)(iv) from the definition of "solicitation") with respect to the Company or any of its Affiliates or any action resulting in Paul Allen, DWI II, any Affiliate of Paul Allen or DWI II or such other Person becoming a "participant" in any "election contest" (as such terms are used in the proxy rules of the SEC) with respect to the Company or any of its subsidiaries;

            (b) propose any matter for submission to a vote of stockholders of the Company or call or seek to call a meeting of the stockholders of the Company;

            (c) seek election to, seek to place a representative on or seek the removal of any Director, except the Class C Director pursuant to the Charter; provided, however, that nothing in this Section 4.02(c) shall restrict the manner in which a Vulcan Stockholder may vote its shares of Common Stock;

            (d) grant any proxy with respect to any Common Stock (other than to a Principal Holder, the Chief Executive Officer of the Company or a bona fide financial institution in connection with a bona fide recourse borrowing);

            (e) execute any written consent with respect to any Common Stock other than in respect of the election or removal of the Class C Director or at the request of a Principal Holder or the Chief Executive Officer of the Company;

            (f) form, join or participate in a Group with respect to any Common Stock or deposit any Common Stock in a voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of such Common Stock or other agreement having similar effect (in each case except with the Class B Holders);

            (g) except pursuant to the Charter as it relates to the Class C Director, take any other action to seek to affect the control of the management or Board of the Company or any of its Affiliates, including publicly suggesting or announcing its willingness to engage in or have another Person engage in a transaction that could reasonably be expected to result in a transaction of the type described in Section 4.02(a)(i); provided, however, that nothing in this
Section 4.02(g) shall restrict the manner in which a Vulcan Stockholder may vote its shares of Common Stock;

            (h) enter into any discussions, negotiations, arrangements or understandings with any Person with respect to any of the foregoing, or advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing (in each case except with the Class B Holders);

            (i) disclose to any Person, or otherwise induce, encourage, discuss or facilitate, any intention, plan or arrangement inconsistent with the foregoing or with the restrictions on transfer set forth in Article III or which would result in the Company or any of its Affiliates or any Class B Holder or any Affiliates of any Class B Holder being required to make any such disclosure in any filing with a governmental entity or being required to make a public announcement with respect thereto;

            (j) bring any action or otherwise act to contest the validity of this Article IV (including this Section 4.02) or seek a release from the restrictions contained in this Article IV; or

            (k) request the Company or any of its Affiliates, directors, officers, employees, representatives, advisors or agents, or any party hereto, directly or indirectly, to amend or waive this Article IV, the Charter or the Restated By-laws (or similar constituent documents) of the Company or any of its Affiliates (except for such amendments and waivers relating to the rights, powers or preferences of the Class C Stock or the Class C Director).

            Each of Paul Allen and each Vulcan Stockholder covenants and agrees with the Company that they shall not cause any of their respective Affiliates that are listed on a national securities exchange to take any of the actions prohibited by this Section 4.02 and will not vote any securities of any such Affiliate in favor of the taking of such actions (in each case, as if this Section 4.01 applied to such Affiliates).


            Notwithstanding anything herein to the contrary, nothing in Section
4.01 or this Section 4.02 shall in any way restrict Paul Allen or any Vulcan Stockholder or the Class C Director, in their capacity as a director or board committee member of the Company or any non-wholly owned Affiliate, from exercising their fiduciary duties in such capacity (including voting in their capacity as a director or board committee member) as they deem to be in the best interest of the Company or such non-wholly owned Affiliate, as applicable. For purposes hereof, the term "non-wholly owned Affiliate" shall mean an Affiliate of Paul Allen or any Vulcan Stockholder any portion of the equity of which is owned by a Person that is not (1) a Vulcan Party or (2) an officer, director, employee or other representative of a Vulcan Party.


            Section 4.03. Exceptions to Standstill. Notwithstanding Section 4.01 or Section 4.02, none of Paul Allen nor any Vulcan Stockholder shall be subject to any of the restrictions set forth therein if (a) the Company shall have entered into a definitive agreement providing for, or, in the case of clause
(ii) below, the Board of Directors of the Company shall have recommended in favor of, (i) any direct or indirect acquisition or purchase by any Person or Group of a majority of the Common Stock of the Company, (ii) any tender offer or exchange offer that if consummated would result in any Person or Group acquiring a majority of the Common Stock of the Company or (iii) any merger, consolidation, share exchange or other business combination involving the Company which, if consummated, would result in the stockholders of the Company immediately prior to the consummation of such transaction ceasing to own at least a majority of the equity interests in the surviving entity (or any direct or indirect parent of such surviving entity); (b) any Person or Group (other than the Company, any Class B Holder, any Vulcan Party or any Group that includes a Vulcan Party or a Class B Holder) acquires 25% or more of the number of then outstanding shares of Common Stock or other voting securities of the Company having the right to vote generally in the election of Directors; (c) any Class B Holder, Principal, Family Group Member or any of their respective Affiliates commences (x) a "going private" transaction subject to Rule 13e-3 under Section 13(e) of the Exchange Act involving the Company or any of its material subsidiaries or (y) a transaction of the type contemplated in clause
(a) above; or (d) the KG Termination Date shall have occurred.

                                   ARTICLE V

                                      Term

            Section 5.01. Term. This Agreement shall become effective on the Separation Date and shall continue in effect until the later of (i) such time as all outstanding shares of Class B Stock shall have been converted to Class A Stock and (ii) the fifth anniversary hereof; provided, however, that this Agreement shall terminate as to each of Paul Allen and each Vulcan Stockholder at such time, following the Final Allocation, as the Vulcan Stockholders shall cease to Beneficially Own in the aggregate at least 5% of the issued and outstanding Common Stock.

                                   ARTICLE VI

                               General Provisions

            Section 6.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given and received (a) on the date of delivery if delivered personally, or by facsimile upon confirmation of transmission by the sender's fax machine if sent on a Business Day (or otherwise on the next Business Day) or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

            (i) if to the Company, to:

                  DreamWorks Animation SKG, Inc.
                  Grandview Building
                  1000 Flower Street
                  Glendale, California 91201
                  Fax: (818) 659-6123
                  Attention: Katherine Kendrick, General Counsel

                  with a copy to:

                  Cravath, Swaine & Moore LLP
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, NY 10019-7475
                  Fax:  (212) 474-3700
                  Attention:  Faiza J. Saeed

            (ii) if to DWI II, to:

                  DW Investment II, Inc.
                  505 Fifth Avenue South
                  Suite 900
                  Seattle, WA 98104
                  Fax: (206) 342-3000

                  Attention: W. Lance Conn, Executive Vice President, Investment
                             Management; and Executive Vice President, Legal

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  300 South Grand Avenue, Suite 3400
                  Los Angeles, CA 90071
                  Fax: (213) 687-5600
                  Attention: Nicholas P. Saggese
                             David C. Eisman

            (iii) if to any other party hereto, to the address of such party specified on the signature page hereto.

            Section 6.02. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

            Section 6.03. Entire Agreement; No Third Party Beneficiaries. (a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Class B Stockholder Agreement, the Charter and the By-laws of the Company.

            (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            Section 6.04. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to applicable principles of conflict of laws, except to the extent the substantive laws of the State of Delaware are mandatorily applicable under Delaware law.

            Section 6.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            Section 6.06. Assignment; Amendments. (a) Except as provided in
Section 3.03, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors (including any executor or administrator of a party's estate) and permitted assigns.

            (b) No amendment to or waiver of this Agreement shall be effective unless it shall be in writing and signed by the Company and each of the parties hereto.

            Section 6.07. Enforcement. (a) Each of the Company and each party hereto acknowledges that the other parties would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of any of the other parties in this Agreement were not performed in accordance with its terms, and it is therefore agreed that each of the Company and each party hereto, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such actual or potential breach and enforcing specifically the terms and provisions hereof, and each of the Company and each party hereto hereby waives (i) any and all defenses they may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief and (ii) the need to post any bond that may be required in connection with the granting of such an injunction or other equitable relief.

            (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

            Section 6.08. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            Section 6.09. Submission to Jurisdiction; Waivers. With respect to any suit, action or proceeding relating to this Agreement (collectively, a "Proceeding"), each party to this Agreement irrevocably (a) consents and submits to the exclusive jurisdiction of the courts of the States of New York and the Court of Chancery of the State of Delaware and any court of the United States located in the Borough of Manhattan in New York City; (b) waives any objection which such party may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to such Proceeding, that such court does not have jurisdiction over such party; (c) consents to the service of process at the address set forth for notices in Section 6.01 herein; provided, however, that such manner of service of process shall not preclude the service of process in any other manner permitted under applicable law; and (d) waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Proceeding.

            IN WITNESS WHEREOF, the Company, Holdco, M&J K B, M&J K, the M&J K GRATs, the 1994 Irrevocable Trust, DG-DW, DW Investment II, Inc., Jeffrey Katzenberg, David Geffen and Paul Allen have duly executed this Stockholder Agreement as of the date first written above.


                                    DREAMWORKS ANIMATION SKG, INC.,
                                       By
                                          -------------------------------------
                                            Name:
                                            Title:


                                    [HOLDCO LLLP],
                                       By
                                          -------------------------------------
                                            Name:
                                            Title:

                                    Address:


                                    M&J K B LIMITED PARTNERSHIP,

                                       By   M&J K DREAM CORP.,
                                            General Partner
                                           By
                                               --------------------------------
                                                 Name: Jeffrey Katzenberg
                                                 Title: President

                                    Address:

                                    M&J K DREAM LIMITED PARTNERSHIP,

                                       By   M&J K DREAM CORP.,
                                            General Partner
                                           By
                                               --------------------------------
                                                 Name: Jeffrey Katzenberg
                                                 Title: President

                                    Address:


                                    THE JK ANNUITY TRUST,
                                       By
                                          -------------------------------------
                                            Name:
                                            Title:  Trustee

                                    Address:


                                    THE MK ANNUITY TRUST,
                                       By
                                          -------------------------------------
                                            Name:
                                            Title:  Trustee

                                    Address:


                                    KATZENBERG 1994 IRREVOCABLE TRUST,
                                       By
                                          -------------------------------------
                                            Name:
                                            Title:  Trustee

                                    Address:

                                    DG-DW, L.P.,

                                       By   DG-DW, INC.,
                                            General Partner
                                           By
                                               --------------------------------
                                                 Name: David Geffen
                                                 Title: President

                                    Address:


                                    DW INVESTMENT II, INC.,

                                       by
                                          -------------------------------------
                                            Name:
                                            Title:



                                    JEFFREY KATZENBERG


                                          -------------------------------------

                                    Address:



                                    DAVID GEFFEN


                                          -------------------------------------

                                    Address:

                                   PAUL ALLEN


                                          -------------------------------------

                                    Address: